ARTHUR ANDERSEN







April 17, 2001                                            ARTHUR ANDERSON LLP

Office of the Chief Accountant                            Suite 1300
Securities and Exchange Commission                        711 Louisiana Street
450 Fifth Street, N.W.                                    Houston TX  77002-2786
Washington, D.C. 20549                                    Tel 713 237-2323
                                                          Fax 713 237-2780


Dear Sir/Madam:

We have read paragraph (a) of Item 4 included in the Form. 8-K. dated April 17, 2001 of IDM Participating Income Company - II to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




Very truly yours,

/s/ Arthur Andersen LLP


cc: Mr. Richard Meehan, President, NewPic GP Corporation